UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): April 21, 2017

OWC Pharmaceutical Research Corp.
 (Exact Name of Registrant as Specified in its Charter)

Commission File No.: 0-54856

Delaware	98-0573566
(State of Incorporation)	(I.R.S. Employer Identification No.)

30 Shacham Street. P.O.B. 8324 Petach Tikva, Israel	4918103
(Address of Principal Executive Offices)	(ZIP Code)

Registrant's Telephone Number, including area code: 972 (0) 3-758-2657

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

On April 21, 2017, OWC Pharmaceutical Research Corp.'s wholly-owned Israeli subsidiary, One World Cannabis Ltd (collectively, the "Company" or OWC") served written notice on Medmar LLC("Medmar") of OWC's determination to prepay the loan by Medmar to OWC in the principal amount of $300,000. Reference is made to the Company's Form 8-K filed with the SEC on September 30, 2016 and to the Loan Agreement between OWC and Medmar, filed as Exhibit 10.9 to the September 30, 2016 Form 8-K. Pursuant to Sections 4 and 5.3 of the Loan Agreement and based upon the full repayment of the non-recourse, non-interest bearing and non-convertible loan, OWC has elected to exercise what it believes is its absolute right to terminate certain distribution rights granted to Medmar under the loan agreement .

Item 8.01. Other Events.

The Company is filing this Current Report on Form 8-K announcing that it is publishing a press release titled "OWC Pharmaceutical Research Announces Update on Multiple Myeloma Study," tomorrow, May 3, 2017. The press release, attached as Exhibit 99.1 hereto, reports OWC's intention to continue its testing and study of its cannabinoid-based therapies on the treatment of multiple myeloma.

The next phase of the study, which is based upon the promising results of OWC's earlier in-vitro studies of its unique formula of cannabinoid-based therapies targeting cells, is to investigate the doses and diverse delivery systems, [e.g. per os/oral vs. per rectum] to best determine the most effective dosages and means of delivery for thefuture planned study on human patients, pending receipt of regulatory approvals. The Company expects that the continued study will be completed during Q3 of this year.

Dr. Yehuda Baruch, the Company's Chief Science Officer and Director of Research and Regulatory Affairs of OWC, stated that this unique study, which we designed to pursue and secure FDA orphan designation status, will hopefully open ways to improve the quality of life of multiple myeloma patients while at the same time potentially enhance response to various multiple myeloma treatment regimes.

Item 9.01 Financial Statements and Exhibits.

(a) The following documents are filed as exhibits to this report on Form 8-K or incorporated by reference herein. Any document incorporated by reference is identified by a parenthetical reference to the SEC filing that included such document.

Exhibit No.	Description
99.1	Press Release dated May 3, 2017, filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OWC Pharmaceutical Research Corp.

By: /s/ Mordechai Bignitz
Name: Mordechai Bignitz
Title: Chief Executive Officer

Date: May 2, 2017